As filed with the Securities and Exchange Commission on September 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	87-0278175
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

770 Komas Drive

Salt Lake City, Utah 84108

(801) 588-1000

(Address, including zip code, and

telephone number, including area code,

of principal executive offices)

Paul Dailey

Acting Chief Financial Officer

and Corporate Secretary

Evans & Sutherland Computer Corporation

770 Komas Drive

Salt Lake City, Utah 84108

(801) 588-1000

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

J. Christopher Rodgers

Powell Goldstein LLP

901 New York Avenue, N.W.

Washington, D.C. 20001

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a  post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, $0.20 par value per share	497,448	$4.22	$2,099,230.56	$224.62

(1)                                 This registration statement covers the registration of up to 497,448 shares of common stock, $.20 par value, of Evans & Sutherland Computer Corporation (the “Company”) which may be held by the selling shareholder.  The selling shareholder was issued 412,500 shares on April 28, 2006 pursuant to the Company’s acquisition of all of the outstanding stock of Spitz, Inc.  The selling shareholder’s shares are subject to a post-closing adjustment based upon certain trading price averages.  The maximum number of shares issuable to the selling shareholder pursuant to the Spitz transaction is 497,448.  The exact number of shares to be registered will be included in the Company’s final amendment.  In the event of a stock split, stock dividend, or similar transaction involving common stock of the Company, to prevent dilution, the number of shares of common stock of the Company registered shall be automatically increased to cover the additional shares of common stock in accordance with Rule 416(a) under the Securities Act of 1933 (“Securities Act”).

(2)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price of the common stock on September 22, 2006, as reported on the Nasdaq National Market.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the closing price of the common stock on September 22, 2006, as reported on the Nasdaq National Market.

(4)                                 The registration fee was paid as follows: $224.62 on September 28, 2006 for the registration of 497,448 shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE  REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus in not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated September 28, 2006

PROSPECTUS

770 Komas Drive

Salt Lake City, Utah  84108

(801) 588-1000

EVANS & SUTHERLAND

497,448 SHARES COMMON STOCK

As referenced in our Current Report on Form 8-K dated April 28, 2006, we acquired all of the issued and outstanding stock of Spitz, Inc., a Delaware corporation, in consideration of 412,500 shares of our common stock to Spitz’s sole shareholder, Transnational Industries, Inc., a Delaware corporation, which is referred to herein as the selling shareholder.  The shares issued to the selling shareholder are subject to a post-closing share adjustment based upon a 60 day trading price average ending on the day before we file our final amendment to this prospectus.    With this prospectus, the selling shareholder identified in this prospectus is offering up to 497,448 shares of our common stock.  The selling shareholder currently holds 412,500 shares of our common stock.  The maximum number of total shares which may be issued to the selling shareholder in connection with the acquisition of Spitz is 497,448.

The selling shareholder may sell these shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices.  As an alternative, the selling shareholder may also distribute the Company’s shares to its shareholders as a dividend or other distribution, and such shareholders of Transnational may or may not subsequently sell them.  The selling shareholder or its shareholders will receive all of the net proceeds from the sale of the shares offered by it with this prospectus.  The selling shareholder will pay all underwriting discounts and selling commissions, if any, applicable to the sale of those shares.  The Company will not receive any proceeds from the sale of the selling shareholder’s shares.

Before purchasing any of the shares,  you should consider very carefully the information presented under the caption “Risk Factors” on page 4 of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The Company’s common stock is traded on the Nasdaq National Market under the symbol “ESCC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date of this Prospectus is September 28, 2006

497,448 Shares of

Common Stock

EVANS & SUTHERLAND

COMPUTER CORPORATION

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.  The information in this prospectus is current only as of its date.

TABLE OF CONTENTS

CALCULATION OF REGISTRATION FEE

ABOUT THIS PROSPECTUS

WHERE YOU CAN FIND MORE INFORMATION

THE COMPANY

RISK FACTORS

USE OF PROCEEDS

SELLING SHAREHOLDER

PLAN OF DISTRIBUTION

EXPERTS

LEGAL MATTERS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (“SEC”) to register 497,448 shares of our common stock, par value $.20 (the “Shares”).  This prospectus does not include all of the information contained in the registration statement and the exhibits to the registration statement.  For further information about the Company and the Shares, you should read the registration statement and the exhibits to the registration statement.

As allowed by SEC rules, this prospectus omits various information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. For further information about us or the securities offered under this prospectus, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information that is different from the information contained in this prospectus.  The selling shareholder is offering to sell and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the sale of any Shares.

In this prospectus, the “Company,” “E&S,” “we,” “us,” and “our” refer to Evans & Sutherland Computer Corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference rooms at 450 Fifth  Street,  Mail Stop 1-2, N.W., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from our web site at “http://www.es.com” or at the SEC’s website at “http://www.sec.gov.”

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”):

1.            Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended through the date hereof;

2.            Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

3.            Quarterly Report on Form 10-Q for the quarter ended June 30, 2006;

4.            Current Report on Form 8-K dated as of June 7, 2006;

5.            Current Report on Form 8-K dated as of May 26, 2006;

6.            Current Report on Form 8-K dated as of April 28, 2006;

7.            Current Report on Form 8-K dated as of February 7, 2006; and

8.            Description of the Company’s capital stock contained in its registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning Paul Dailey, Acting Chief Financial Officer, at Evans & Sutherland Computer Corporation, 770 Komas Drive, Salt Lake City, Utah  84108, telephone (801) 588-1000.

THE COMPANY

Evans & Sutherland produces high-quality visual systems used to rapidly and accurately display computer-generated images of the real world. With a 38-year history in computer graphics, we are widely regarded as both a pioneer and a leader in providing the world’s most realistic visual systems. We design, manufacture, market and support our visual systems and create unique content for planetariums, science centers, and entertainment venues. We use a wide range of hardware, from desktop personal computers (PCs) to what we believe are the most advanced image generation and display components in the world.

For more than 30 years, we have had a significant share of the overall market for systems used in planetariums, science centers, and entertainment venues. We estimate that our market share has ranged from 20% to 55%, depending on the specific market and time period.   With our acquisition of Spitz, Inc. we are now able to provide complete solutions for these market areas as well as provide unique domes and similarly shaped structures for specialized architectural applications.  Competitors in these markets range from large businesses who have segments of their business addressing these markets to small specialized providers of niche products and services.

As described in our Form 8-K dated May 26, 2006, the Company recently completed the sale of substantially all of the assets and certain liabilities related to our commercial and military simulation businesses and related service operations (collectively, the “Simulation Business”) to Rockwell Collins, Inc.. As part of the Rockwell Collins transaction closing, we entered into a laser projection systems agreement (the “Rockwell Laser Agreement) to provide and grant exclusive and non-exclusive licenses to use and sell, fixed-based and motion-based laser projection systems in connection with the Simulation Business and certain related businesses of Rockwell Collins.  Following the completion of the Rockwell Collins transaction, we no longer operate our business in the military simulation market except for sales of our laser projectors to Rockwell Collins.

On April 28, 2006, we acquired all of the issued and outstanding stock of Spitz from Transnational Industries, Inc. which is referred to herein as the selling shareholder.  As a result of our acquisition of Spitz and our sale of the Simulation Business to Rockwell Collins, we have focused our business on providing digital theaters and laser projectors.  We are currently working on the production of certain new highly differentiated advanced display products such as the E&S Laser Projector (“ESLP”), to be offered in the digital theater and laser projection markets.  Such advanced display products are intended to provide greater resolution, brightness, and contrast to projected images.  As detailed in the Proxy Statement which we filed for the Rockwell Collins transaction on April 24, 2006, we intend to use a portion of the proceeds from the Rockwell Collins transaction for working capital in order to continue and to expand the Company’s business in the digital theater, planetarium, and laser projector industries.  We intend to continue to develop and market our digital theater and laser projector products and technology and to identify and market new customers for such products and technology.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors described below.  If any of the following risks actually occurs, it could materially adversely affect our business, financial condition, and results of operations.  The risks and uncertainties described below are not the only ones we are facing.  We may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations.  As a prospective investor, you should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in the Shares.

As a result of the sale of the Simulation Business to Rockwell Collins on May 26, 2006, our business has significantly changed.  As a result, some of the risks and uncertainties that should be considered in evaluating our business and operations have changed, including many of the risk factors described in our Annual Report on Form 10-K for our annual year ended December 31, 2005.  Our domestic and international businesses continue to operate in highly competitive markets that involve a number of risks, some of which are beyond our control.  The following discussion highlights some risks and uncertainties that should be considered in evaluating our business and operation following the sale of our Simulation Business.

•                                          Our Business Model Has Changed and May Not Produce Consistent Earnings Which Could Adversely Affect Our Business

With the sale of our Simulation Business to Rockwell Collins, our business model has significantly changed. Our business is now based on digital theaters and laser projectors. A significant portion of our future success will depend on completing and selling our laser projector, an unproven product, and future products based on this technology. There is no guarantee that the laser projector or any future products based on this same technology will be successful in the market or that we can develop them. If we are unable to develop our laser projector, our business may be adversely affected.

•                                          We May Experience Difficulty In Identifying, Forming And Maintaining New Business Opportunities That Are Important To The Development Of Our Business.

We have invested, and expect to continue to invest, significant capital in new products, technologies, and business opportunities.  We cannot assure you that we will be able to continue to identify suitable opportunities to expand our business in the future.  The failure to form or maintain new business opportunities could significantly limit our ability to expand our operations and sales.  Moreover, these new opportunities or investments require significant management time, involve a high degree of risk and will present significant challenges. We cannot assure you that these activities will be successful or that we will realize appropriate returns on these activities.

•                                          Our Laser Projectors are New and have Limited Market Penetration.

Our laser projectors have limited market penetration. Our future success will be dependent in significant part on our ability to generate demand for our laser projectors and to develop additional commercial applications that incorporate our laser projector technology. We cannot be certain that our product will succeed in the market, and if we fail to generate increased sales, our future results of operations will be adversely affected.

•                                          We May be Unable to Adequately Respond to Rapid Changes in Technology.

The market for our laser projectors is characterized by rapidly changing technology, evolving industry standards and frequent product introductions. The introduction of products and services embodying new technology and the emergence of new industry standards may render our existing laser projectors obsolete and unmarketable if we are unable to adapt to change. A significant factor in our ability to grow and to remain competitive is our ability to successfully introduce new products and services that embody new technology, anticipate and incorporate evolving industry standards and achieve levels of functionality and prices acceptable to the market. If our laser projectors are unable to meet our customers’ needs or we are unable to keep pace with technological changes in the industry, our laser projectors could eventually become obsolete. We may be unable to allocate the funds necessary to improve our current products or introduce new products to address our customers’ needs and respond to technological change. In the event that other companies develop more technologically advanced products, our competitive position relative to such companies would be harmed.

•                                          Competitors or Third Parties May Infringe E&S Intellectual Property

Throughout its history E&S has been awarded numerous patents. While competitors or third parties have not materially infringed our patents, we are entering the production stage of a new product, the ESLP. We have a number of patents either issued or pending on this technology, but it represents a new field for us and may attract competitors with a risk of infringement and costly legal processes to defend our intellectual property rights which could adversely affect our business.

•                                          Delays in New Product Introductions Could Negatively Affect Financial Performance

During 2006, we have introduced and intend to introduce several important new products, including the ESLP.  Delays in introducing and delivering these products could reduce planned sales and profit contribution.

•                                          Our Industry Is Undergoing Rapid Technological Changes, And Our Failure To Keep Up With Such Changes Could Cause Us To Lose Customers And Impede Our Ability To Attract New Customers.

Our success depends on our ability to compete in an industry that is highly competitive, with rapid technological advances and products that require constant improvement in both price and performance. We expect this trend to continue. If our competitors are more successful than we are in developing technology and products, then our revenues and growth rates could decline.

Our industry is subject to rapid and significant changes in technology as well as customer requirements and preferences, and our failure to keep up with such changes could cause us to lose customers and impede our ability to attract new customers. New technologies could reduce the competitiveness of our theater and projector products. We may be required to select one technology over another, but at a time when it would be impossible to predict with any certainty which technology will prove to be the most economic, efficient or capable of attracting customer usage. Subsequent technological developments may reduce the competitiveness of our products and require upgrades or additional products that could be expensive or unfeasible. If we fail to adapt successfully to technological changes or customer preferences, we could lose market share or impede our ability to attract new customers.

•                                          Resistance By Potential New Customers To Accept Our Products May Reduce Our Ability To Increase Our Revenue.

The expansion of our business will be dependent upon, among other things, the willingness of additional customers to accept our products and technologies. We cannot assure you that we will be successful in overcoming the resistance of potential customers to change their current projectors or theater technologies, and to expend the capital necessary to purchase and implement our products and technology. The lack of customer acceptance would reduce our ability to increase our revenue.

•                                          Our Sales Could Decline Substantially as a Result of Terrorist Attacks and Other Activities that Reduce the Willingness of Our Customers to Purchase Products.

The demand for our products and services is dependent upon new orders from customers operating various public attractions. In the event terrorist attacks or other activities decreases the attendance for our customers’ venues, the demand or willingness of our customers to purchase our products may decline and our revenue may decline substantially.

•                                          Our Shareholders May Not Realize Certain Opportunities Because of the Anti-Takeover Effect of State Law

The Utah Control Shares Acquisition Act provides that any person who acquires 20% or more of the outstanding voting shares of a publicly held Utah corporation will not have voting rights with respect to the acquired shares unless a majority of the disinterested shareholders of the corporation votes to grant such rights.  This could deprive shareholders of opportunities to realize takeover premiums for their shares or other advantages that large accumulations of stock would provide because anyone interested in acquiring E&S could only do so with the cooperation of our board of directors and a majority of disinterested shareholders.

•                                          Your Ability to Sell Your Stock May be Substantially Limited

If we fail to meet any of the continued listing standards of the Nasdaq National Market, our common stock may be delisted from the Nasdaq National Market.  If we are delisted from the Nasdaq National Market, we expect our common stock will be traded on the Nasdaq Capital Market if we meet the listing standards of that market or we will attempt to be traded on the OTC Bulletin Board or “pink sheets” maintained by the National Quotation Bureau, Inc. The OTC Bulletin Board and pink sheets are generally considered less efficient markets than the Nasdaq National Market and the Nasdaq Capital Market.

•                                          We May Not Receive the $10 Million in Escrow Related to the Sale of Assets to Rockwell Collins and the Laser Projector Agreement

As part of the Rockwell Purchase Agreement and Laser Agreement, a total of $10.0 million is being held in an escrow account to secure any post-closing reduction in the purchase price based on the net asset value of the Simulation Business at closing, our indemnification obligations under the Rockwell Purchase Agreement and our delivery obligations under the Rockwell Laser Agreement. In the event that Rockwell Collins becomes entitled to any such purchase price reduction under the Rockwell Purchase Agreement, penalty under the Rockwell Laser Agreement or indemnification under the Rockwell Purchase Agreement, we may forfeit some or all of the $10.0 million deposited in escrow, which will reduce the amount of cash we have available in the future. Accordingly, there is no guarantee that we will receive these funds.

If we do not deliver a motion-based ESLP to Rockwell Collins by a specified time, Rockwell Collins has the right to withdraw up to $3.0 million from the escrow account under the terms of the Rockwell Purchase Agreement and the related escrow agreement.

•                                          We Continue to be Exposed to Contingent Liabilities Relating to the Sale of our Simulation Business, Which Could Adversely Affect Our Financial Conditon.

In connection with the sale of our Simulation Business, we agreed to indemnify Rockwell Collins for any losses from breaches of the representations, warranties or covenants we made in the Asset Purchase Agreement that occur within certain periods after the closing.  We have also agreed that certain indemnification obligations will be capped at certain amounts.  For example, an indemnification claim by Rockwell Collins could result if Rockwell Collins suffers any damages arising out of the inaccuracy of any of our representations or if we fail to comply with a covenant or other agreement in the Asset Purchase Agreement.  In addition, we have agreed to retain all liabilities relating to the Simulation Business that are not being expressly assumed by Rockwell Collins, and to indemnify Rockwell Collins for any claims or damages arising from such retained liabilities.  The payment of any such indemnification obligations could adversely impact our cash resources following the completion of the sale of our simulator business and our ability to pursue other opportunities, including the development of our digital theater and laser projector businesses.

•                                          We May Not Be Able to Integrate Spitz  into Our Operations Successfully

We may experience difficulties integrating Spitz’s business with ours. This could result in additional costs and loss of productivity that could materially affect our operations and financial results.

•                                          We May Face Risks Related to an SEC Investigation and Securities Litigation in Connection with the Restatement of our Financial Statements

We are not aware that the SEC has begun any formal or informal investigation in connection with accounting errors requiring restatement of 2003 and 2004 financial statements and 2004 and 2005 quarterly financial statements, or that any laws have been violated. However, if the SEC makes a determination that the Company has violated Federal securities laws, the Company may face sanctions, including, but not limited to, monetary penalties and injunctive relief, which could adversely affect our business. In addition, the Company or its officers and directors could be named defendants in civil proceedings arising from the restatement. We are unable to estimate what our liability in either event might be.

•                                          If we are unable to retain certain key personnel and hire new highly skilled personnel, we may not be able to execute our business plan.

We are substantially dependent on the continued services of certain key personnel. These individuals have acquired specialized knowledge and skills with respect to the Company and its operations. The loss of any of these individuals could harm our business. Our business is also dependent on our ability to retain, hire and motivate talented, highly skilled personnel. If we do not succeed in retaining and motivating our existing key employees and in attracting new key personnel, we may be unable to meet our business plan and as a result, our stock price may decline.

Forward-Looking Statements and Associated Risks

This prospectus, including all documents incorporated herein by reference, includes certain “forward-looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, among others, those statements preceded by, followed by or including the words “believes,” “expects,” “anticipates” or similar expressions.

These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties.  Our actual results could differ materially from these forward-looking statements.  In addition to the other risks described elsewhere in this “Risk Factors” discussion, important factors to consider in evaluating such forward-looking statements include risk of product demand, market acceptance, economic conditions, competitive products and pricing, difficulties in product development, commercialization and technology.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this “Risk Factors” discussion, there can be no assurance that the events contemplated by the forward-looking statements contained in this prospectus will, in fact, occur.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the selling shareholder pursuant to this prospectus.  We will pay the costs of this offering, which are estimated to be $36,224.62.   Any transfer taxes payable on any such shares and any commission and discounts payable to underwriters, agents or dealers will be paid by the selling shareholder.

SELLING SHAREHOLDER

In connection with the acquisition of all of the stock of Spitz from the selling shareholder, we issued 412,500 shares of our common stock to the selling shareholder.  Pursuant to the Stock Purchase Agreement entered between the Company, Spitz, and the selling shareholder, the number of Shares to be issued to the selling shareholder is subject to adjustment based upon the average trading price of the Company’s stock during the 60 day period immediately preceding the date of registration.  The maximum number of Shares which may be issued to the selling shareholder is 497,448.  The exact number of Shares issued to the selling shareholder will be provided in an amendment to this registration statement.  The selling shareholder, including its respective transferees, pledges, donees or successors, may from time to time offer and sell the common stock issued to it pursuant to this prospectus.

The following table sets forth the name of the selling shareholder, the number of shares and percentage of our common stock beneficially owned by the selling shareholder immediately prior to the registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by the selling shareholder assuming all shares covered by this registration statement are sold.  However, because the selling shareholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling shareholder may hold at any time hereafter cannot be determined at this time.  The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling shareholder and that no additional shares of our common stock are held as of the date hereof or subsequently bought or sold by the selling shareholder.

	Beneficial Ownership Prior to the Registration		Shares Covered by this Registration Statement	Beneficial Ownership After the Shares are Sold (2)

Name	Number	Percent (1)		Number	Percent (1)

Transnational Industries, Inc.	412,500	3.6%	497,448	—	—%

(1)           We have calculated the percentage of issued and outstanding shares of common stock held by the selling shareholder                 based on 11,341,163 shares of common stock issued and outstanding as of June 30, 2006.

(2)           We have assumed all shares of common stock set forth in this registration statement have been sold.

PLAN OF DISTRIBUTION

Any or all of the selling shareholder’s Shares may be sold from time to time by the selling shareholder, its pledgees, donees, transferees, distributees or successors-in-interest. The selling shareholder may sell all or a portion of the Shares from time to time while the registration statement of which this prospectus is a part remains effective.  The aggregate proceeds to the selling shareholder from the sale of the selling shareholder’s Shares offered by it hereby will be the prices at which such Shares are sold, less any commissions.  Alternatively, the selling shareholder may elect to distribute the Shares to its stockholders on a pro rata basis as a dividend or other distribution.  The selling shareholder’s stockholders may then elect to sell their proportionate amount of the Shares.

The selling shareholder or its stockholders may sell Shares on the Nasdaq National Market, in privately negotiated transactions or otherwise, at fixed prices that may by changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.  Shares may be sold by one or more of the following methods, without limitation:  (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (d) privately negotiated transactions, and (e) a combination of any such methods of sale.  In effecting sales, brokers and dealers engaged by the selling shareholder or the Company may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such Shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with the Company or the selling shareholder to sell a specified number of Shares at a stipulated price per Share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment  to the selling shareholder.  Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above.  The Company or the selling shareholder may also sell Shares in accordance with Rule 144 under the Securities Act or other exemption from registration, rather than pursuant to this prospectus.

In connection with distributions of Shares or otherwise, the Company and the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company’s common stock in the course of hedging the positions they assume with the selling shareholder.  The selling shareholder may also sell the common stock short and deliver Shares to close out such short positions.  The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of Shares offered hereby, which Shares such broker-dealers or other financial institutions may resell pursuant to this prospectus.  The selling shareholder may also pledge Shares to a broker-dealer or other financial institution, and, upon default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this prospectus.

The selling shareholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be “underwriters” within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters’ compensation.

The Company will pay all expenses of registration (including the fees and expenses of the selling shareholder’s counsel) incurred in connection with this offering, but the selling shareholder will pay all underwriting discounts, brokerage commissions and other similar expenses incurred by the selling shareholder.  The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including those arising under the Securities Act.

At the time a particular offer of the Shares is made, to the extent required, the Company will distribute a supplement to this prospectus which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering.

The selling shareholder may sell the Shares at any price.  Sales of the Shares at less than market prices may depress the market price of the Company’s common stock.  Moreover, generally the selling shareholder is not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time.

The Company, the selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the Shares by the selling shareholder and any other such person.  Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days prior to the commencement of such distribution.  All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

To comply with certain states’ securities laws, if applicable, the Shares may be sold in any such jurisdictions only through registered or licensed brokers or dealers.  The Shares may not be sold in certain states unless the seller meets the applicable state notice and filing requirements.

EXPERTS

The consolidated financial statements and schedules of Evans and Sutherland Computer Corporation as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated by reference herein  in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2005, consolidated financial statements contains an explanatory paragraph that states the consolidated financial statements as of December 31, 2004 and for each of the years ended December 31, 2004 and 2003 have been restated.

LEGAL MATTERS

For purposes of this offering, Powell Goldstein LLP, as counsel to the Company, is giving its opinion on the validity of the Shares.

PART II

INFORMATION NOT RQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

The Company estimates that expenses in connection with the transactions described in this registration statement will be as follows.  All expenses incurred with respect to the transactions will be paid by the Company.

SEC Registration Fee	$224.62
Printing Expenses	2,000
Accounting Fees and Expenses	8,000
Legal Fees and Expenses	25,000
Transfer Agent Fees and Expenses	1,000

Total	$36,224.62

ITEM 15.  Indemnification of Directors and Officers

Section 15-10a-901,  et seq., of the Utah Revised Business Corporations Act authorizes a court to award, or a corporation’s board of directors to grant, indemnify to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The E&S Bylaws require E&S to indemnify its directors and officers, including circumstances in which indemnification is otherwise discretionary under Utah law.  E&S has entered into indemnification agreements with its directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Utah law.  The indemnification agreements may require E&S, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director and officer insurance, if available on reasonable terms.  E&S’s Articles of Incorporation provide for indemnification of its directors and officers to the maximum extent permitted by Utah law, and E&S’s Bylaws provide for indemnification of its directors, officers, employees and other agents as permitted by Utah law.

ITEM 16.  Exhibits

•                                          Articles of Incorporation and Bylaws

3.1.1                        Articles of Incorporation, as amended, filed as Exhibit 3.1 to Evans & Sutherland Computer Corporation’s Annual Report on Form 10-K, SEC File No. 000-08771, for the fiscal year ended December 25, 1987, and incorporated herein by this reference.

3.1.2                        Amendments to Articles of Incorporation filed as Exhibit 3.1.1 to Evans & Sutherland Computer Corporation’s Annual Report on Form 10-K, SEC File No. 000-08771, for the fiscal year ended December 30, 1988, and incorporated herein by this reference.

3.1.3                        Certificate of Designation, Preferences and Other Rights of the Class B-1 Preferred Stock of Evans & Sutherland Computer Corporation, filed as Exhibit 3.1 to Evans & Sutherland Computer Corporation’s Form 10-Q, SEC File No. 000-08771, for the quarter ended September 25, 1998, and incorporated herein by this reference.

3.2.1                        Amended and Restated Bylaws of Evans & Sutherland Computer Corporation, filed as Exhibit 3.2 to Evans & Sutherland Computer Corporation’s Form 10-K for the year ended December 31, 2000, and incorporated herein by this reference.

3.2.2                        Amendment No. 1 to the Amended and Restated Bylaws of Evans & Sutherland Computer Corporation, filed as Exhibit 3.3 to Evans & Sutherland Computer Corporation’s Form 10-K for the year ended December 31, 2000, and incorporated herein by this reference.

•                                          Instruments Defining the Rights of Security Holders

4.1                                 Form of Rights Agreement, dated as of November 19, 1998, between Evans & Sutherland Computer Corporation and American Stock Transfer Trust Company which includes as Exhibit A, the form of Certificate of Designation for the Rights, as Exhibit B, the form of Rights Certificate and as Exhibit C, a Summary of Rights, filed as Exhibit 1 to Evans & Sutherland Computer Corporation’s Registration Statement on Form 8-A filed December 8, 1998, and incorporated herein by this reference.

4.2                                 First Amendment to Rights Agreement dated as of June 7, 2000 between Evans & Sutherland Computer Corporation and American Stock Transfer & Trust Company, filed as Exhibit 10.14 to Evans & Sutherland Computer Corporation’s Form 10-Q for the quarter ended June 30, 2000, and incorporated herein by this reference.

4.3                                 Second Amendment to Rights Agreement dated as of August 13, 2004 between Evans & Sutherland Computer Corporation and American Stock Transfer & Trust Company, filed as Exhibit 4.1 to Evans & Sutherland Computer Corporation’s Form 8-K filed on August 16, 2004, and incorporated herein by this reference.

•                                          Opinion on Legality

5.1                               Opinion of Powell Goldstein LLP, filed herein.

•                                          Subsidiaries of the Registrant

21.1                           Subsidiaries of Registrant filed as exhibit 21.1 to Evans & Sutherland Computer Corporation’s Form 10-K filed April 3, 2006, and incorporated herein by this reference.

•                                          Consent of Experts and Counsel

23.1                           Consent of Independent Registered Public Accounting Firm, filed herein.

ITEM 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from  registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6)           That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on the 28th day of September, 2006.

EVANS & SUTHERLAND
COMPUTER CORPORATION

By: /s/ David H. Bateman
David H. Bateman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ David H. Bateman	Chief Executive Officer and Director	September 28, 2006
David H. Bateman	(Principal Executive Officer)

/s/ Paul L. Dailey	Acting Chief Financial Officer	September 28, 2006
Paul L. Dailey	(Principal Financial Officer and Principal Accounting Officer)

/s/ David J. Coghlan	Chairman of the Board	September 28, 2006
David J. Coghlan

/s/ William Schneider, Jr.	Director	September 28, 2006
William Schneider, Jr.

/s/ James P. McCarthy	Director	September 28, 2006
James P. McCarthy